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                                                                    EXHIBIT 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                             NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2002-1




Section 7.3 Indenture                            Distribution Date:   8/16/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                     1,105,066.67
            Class B Note Interest Requirement                       110,133.33
            Class C Note Interest Requirement                       188,800.00
                      Total                                       1,404,000.00

       Amount of the distribution allocable to the interest on the Notes per
         $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                          1.31556
            Class B Note Interest Requirement                          1.57333
            Class C Note Interest Requirement                          2.09778

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                         840,000,000
            Class B Note Principal Balance                          70,000,000
            Class C Note Principal Balance                          90,000,000

(iv)   Amount on deposit in Owner Trust Spread Account           10,000,000.00

(v)    Required Owner Trust Spread Account Amount                10,000,000.00



                                        By:
                                             ---------------------------------
                                        Name:  Patricia M. Garvey
                                        Title: Vice President

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